UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

1050 Winter Street, Suite 1000 Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

(781) 839-7293
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a), (e) and (f): Not applicable.

(b) On September 19, 2007, Walter Ogier, resigned as a Director, President and Chief Executive Officer of the Company, effective immediately. The Company thanks Mr. Ogier for his service to the Company.

(c) On September 19, 2007, the Company’s Board of Directors appointed Shawn P. Cain (age 41), currently the Vice President of Operation of the Company, as the interim President and Chief Executive Officer to serve until his successor is duly elected and qualified or until his prior removal or resignation.

Mr. Cain joined the Company as its Vice President of Operations in April 2005 and was previously employed by the Company as a part-time consultant from December 2003 to March 2005. From June 2003 to March 2005, Mr. Cain was employed at Becton Dickinson’s Discovery Labware, Biologics Business, where he was responsible for the operation of two manufacturing facilities that produced over 900 biologics products.  From January 1997 through May 2003, Mr. Cain was the Vice President of Operations for Circe Biomedical, Inc., where he was instrumental in the early development of the bioartificial liver technology, including development the company’s HepatAssistTM product.

There is no family relationship, arrangement or understanding between Mr. Cain and any other person pursuant to which he was appointed as an executive officer of the Company.

Mr. Cain will remain an at-will employee and will receive an annual salary of $185,000. Mr. Cain was also granted options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.49 which vest in accordance with predefined milestones along specific timeframes.

(d)  On September 19, 2007, the Company’s Board of Directors appointed Amy Factor to serve as a Director of the Company to fill the vacancy created by the resignation of Mr. Ogier, to serve until the 2008 Annual Meeting of Stockholders. In connection with Ms. Factor’s appointment to the Board of Directors, the Company entered into an arrangement with AFO Advisors, LLC, pursuant the Company engaged Ms. Factor to commit 50% of her time to provide investor relations services to support the Company’s fundraising efforts as well as provide strategic, accounting and financial advice. The Company granted AFO Advisors, LLC 100,000 shares of restricted common stock, 50,000 of which will become unrestricted on January 1, 2008, and 50,000 of which will become unrestricted in accordance with predefined milestones along specific timeframes. In addition, AFO Advisors will be paid $12,500 per month for a period of up to twelve months.

A copy of the press release announcing the resignation of Mr. Ogier and the appointment of Mr. Cain and Ms. Factor is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated September 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: September 21, 2007	By:	/s/ SHAWN P. CAIN
Shawn P. Cain, Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated September 19, 2007